As filed with the Securities and Exchange Commission on March 12, 2019

Registration No. 333-230138

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adverum Biotechnologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-5258327
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1035 O’Brien Drive

Menlo Park, California 94025

(Address, including zip code, of Registrant’s principal executive offices)

2014 Equity Incentive Award Plan, as amended and restated

2014 Employee Stock Purchase Plan, as amended and restated

2017 Inducement Plan, as amended and restated

(Full title of the plans)

Jennifer Cheng

Vice President and General Counsel

Adverum Biotechnologies, Inc.

1035 O’Brien Drive

Menlo Park, CA 94025

(650) 272-6269

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jodie Bourdet

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

This Post-Effective Amendment to Registration Statement on Form S-8 (this “Amendment”) is being filed solely to amend and restate the signature page of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 7, 2019 (File No. 333-230138) (the “Form S-8”) due to administrative error. The amended and restated signature page to the Form S-8 immediately follows this explanatory note and immediately precedes the signature page to this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on March 7, 2019.

Adverum Biotechnologies, Inc.

By:	/s/ Leone Patterson
Leone Patterson
Chief Executive Officer, Chief Financial Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leone Patterson and Jennifer Cheng, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Leone Patterson Leone Patterson	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting and Financial Officer)	March 7, 2019

/s/ Paul B. Cleveland Paul B. Cleveland	Chairman of the Board, Director	March 7, 2019

/s/ Eric G. Carter, M.D., Ph.D. Eric G. Carter, M.D., Ph.D.	Director	March 7, 2019

/s/ Mitchell H. Finer, Ph.D. Mitchell H. Finer, Ph.D.	Director	March 7, 2019

/s/ Patrick Machado Patrick Machado	Director	March 7, 2019

/s/ Richard N. Spivey, Pharm.D., Ph.D. Richard N. Spivey, Pharm.D., Ph.D.	Director	March 7, 2019

/s/ Thomas Woiwode, Ph.D. Thomas Woiwode, Ph.D.	Director	March 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on March 12, 2019.

Adverum Biotechnologies, Inc.

By:	/s/ Jennifer Cheng, Ph.D., J.D.
Jennifer Cheng, Ph.D., J.D.
Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Leone Patterson	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting and Financial Officer)	March 12, 2019

* Paul B. Cleveland	Chairman of the Board, Director	March 12, 2019

* Eric G. Carter, M.D., Ph.D.	Director	March 12, 2019

* Mitchell H. Finer, Ph.D.	Director	March 12, 2019

* Patrick Machado	Director	March 12, 2019

* Richard N. Spivey, Pharm.D., Ph.D.	Director	March 12, 2019

* Thomas Woiwode, Ph.D.	Director	March 12, 2019

*	By: /s/ Jennifer Cheng, Ph.D., J.D.
Jennifer Cheng, Ph.D., J.D.
Attorney-in-Fact